Exhibit (11)

Morris, Nichols, Arsht & Tunnell LLP

1201 North Market Street

P.O. Box 1347

Wilmington, Delaware 19899-1347

(302) 658-9200

(302) 658-3989 FAX

October 30, 2020

BlackRock Municipal Income Trust II

100 Bellevue Parkway

Wilmington, Delaware 19809

Re:        BlackRock Municipal Income Trust II

Ladies and Gentlemen:

We have acted as special Delaware counsel to BlackRock Municipal Income Trust II, a Delaware statutory trust (the “Acquiring Fund”), in connection with certain matters relating to the issuance of common shares of beneficial interest, par value $0.001 per share (the “Shares”) of the Acquiring Fund. Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Acquiring Fund dated as of June 21, 2002, as amended by the Certification Evidencing Amendment effective as of August 16, 2007 (as so amended, the “Governing Instrument”).

We understand that, pursuant to an Agreement and Plan of Reorganization (the “BSD Plan”) to be entered into by and between the Acquiring Fund and The BlackRock Strategic Municipal Trust, a Delaware statutory trust (“BSD”), an Agreement and Plan of Reorganization (the “BBF Plan”) to be entered into by and between the Acquiring Fund and BlackRock Municipal Income Investment Trust, a Delaware statutory trust (“BBF”), and an Agreement and Plan of Reorganization (the “MFT Plan” and together with the BSD Plan and the BBF Plan, the “Plans”) to be entered into by and between the Acquiring Fund and BlackRock MuniYield Investment Quality Fund, a Massachusetts business trust (“MFT” and together with BSD and BBF, the “Target Funds” and each, individually, a “Target Fund”), and subject to the conditions set forth therein, Shares of the Acquiring Fund will be issued to the Target Funds and in turn each Target Fund will distribute such Shares to the common shareholders of such Target Fund in connection with the liquidation and termination of such Target Fund.

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: Registration Statement No. 333-244305 under the Securities Act of 1933, as amended (the “Securities Act”), on Form N-14 of the Acquiring Fund filed with the Securities and Exchange Commission on August 11, 2020, relating to the registration of the Shares (the “Registration Statement”), to which a form of each Plan is attached as an appendix; the Certificate of Trust of the Acquiring Fund as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on June 21, 2002 (the “Certificate of Trust”); the Governing Instrument; the Amended and Restated Bylaws of the Acquiring Fund

BlackRock Municipal Income Trust II

October 30, 2020

effective as of October 28, 2010 (the “Bylaws”); resolutions adopted at a meeting of the Trustees of the Acquiring Fund held on June 16, 2020 relating to the approval and authorization of each Plan by the Trustees of the Acquiring Fund and the issuance of Shares pursuant thereto (the “Resolutions” and together with the Governing Instrument, the Bylaws, and the Registration Statement, the “Governing Documents”); and a certification of good standing of the Acquiring Fund obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) that each Plan has been completed to refer to the Acquiring Fund and each Target Fund and to include all other required information; (iii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the due adoption of the Resolutions by the Trustees of the Acquiring Fund and the due execution and delivery of each Plan prior to the first issuance of Shares pursuant thereto) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iv) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and the Plans, as applicable, the satisfaction of all conditions precedent to the issuance of Shares pursuant to each Plan (including any required approval of the reorganization by the requisite vote of the shareholders of each Target Fund) and compliance with all other terms, conditions and restrictions set forth in the Plans and the Governing Documents, as applicable, in connection with the issuance of Shares (including the taking of all appropriate action by the Trustees to designate series and classes of Shares to be issued under the Plans and the rights and preferences attributable thereto prior to the issuance thereof); (v) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Acquiring Fund in connection with the issuance or transfer of Shares; (vi) that no event has occurred, or prior to the issuance of Shares pursuant to the Plans will occur, that would cause a termination, dissolution or reorganization of the Acquiring Fund under the Governing Instrument or the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (vii) that the Acquiring Fund became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (viii) that the activities of the Acquiring Fund have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Act; and (ix) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents, facts or circumstances that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy

BlackRock Municipal Income Trust II

October 30, 2020

of the Registration Statement, or any other registration or offering documentation relating to the Acquiring Fund or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Shares of the Acquiring Fund to be issued and delivered to each Target Fund pursuant to the terms of the applicable Plan upon issuance, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to a pre-effective amendment to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity, or for any other purpose, without our prior written consent.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering
Louis G. Hering